UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2011, MediciNova, Inc. (the “Company”) entered into a fifth amendment (the “Lease Amendment”) of its lease agreement (the “Lease”) with 4350 La Jolla Village LLC (the “Landlord”). The Lease Amendment amends the Lease for the Company’s headquarters located at 4350 La Jolla Village Drive, Suite 950, San Diego, California, 92122, and extends the Lease term for nine additional months with respect to 5,089 square feet, from August 31, 2011 to May 31, 2012. The Lease Amendment provides that the Company will pay the Landlord a monthly base rent of $12,468.00 for the premises during the nine-month extension period.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Fifth Amendment to Lease Agreement between the Company and 4350 La Jolla Village LLC, dated July 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Coffee
Michael Coffee
Chief Business Officer and Interim Chief Financial Officer

Date: July 12, 2011

EXHIBIT INDEX

Number	Description

10.1	Fifth Amendment to Lease Agreement between the Company and 4350 La Jolla Village LLC, dated July 6, 2011.